FOR IMMEDIATE RELEASE

May 9, 2008

Contact: Rosemarie Faccone

   or Susan Jordan

   732-577-9996

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

REPORTS SIX-MONTH EARNINGS

FREEHOLD, NJ, May 9, 2008........Monmouth Real Estate Investment Corporation (NASDAQ/MNRTA) reported net loss applicable to common shareholders of ($898,000) or ($0.03) per common share for the six months ended March 31, 2008, as compared to net income applicable to common shareholders of $2,369,000 or $0.12 per common share for the six months ended March 31, 2007.

A summary of significant financial information for the three and six months ended March 31, 2008 and 2007 is as follows:

      Three Months Ended

      March 31,

	2008	2007
Rental and Reimbursement Revenue	$9,748,000	$6,951,000
Total Expenses	$5,139,000	$3,731,000
Interest and Dividend Income	$369,000	$336,000
Loss on Securities Transactions, net	$(1,132,000)	$(38,000)
Net Income before Preferred Dividends	$586,000	$1,454,000
Net Income before Preferred Dividends Per Common Share	$.02	$.07
Net Income (Loss) Applicable to Common Shareholders	$(44,000)	$844,000
Net Income (Loss) Applicable to Common Shareholders Per Common Share	$(.01)	$.04
FFO (1)	$2,405,000	$2,387,000
FFO Per Common Share (1)	$.10	$.12
Weighted Avg. Common Shares Outstanding	23,968,000	20,213,000

       (continued on next page)

          Six Months Ended

      March 31,

	2008	2007
Rental and Reimbursement Revenue	$19,380,000	$13,516,000
Total Expenses	$9,924,000	$7,103,000
Interest and Dividend Income	$773,000	$581,000
Gain (Loss) on Securities Transactions, net	$(3,428,000)	$35,000
Net Income before Preferred Dividends	$363,000	$2,978,000
Net Income before Preferred Dividends Per Common Share	$.02	$.15
Net Income (Loss) Applicable to Common Shareholders	$(898,000)	$2,369,000
Net Income (Loss) Applicable to Common Shareholders Per Common Share	$(.03)	$.12
FFO (1)	$3,976,000	$5,430,000
FFO Per Common Share (1)	$.17	$.27
Weighted Avg. Common Shares Outstanding	23,965,000	20,209,000

A summary of significant balance sheet information as of March 31, 2008 and September 30, 2007 is as follows:

	March 31, 2008	September 30, 2007
Total Real Estate Investments	$333,370,000	$318,516,000
Securities Available for Sale	$15,150,000	$13,437,000
Total Assets	$375,495,000	$366,908,000
Mortgage Notes Payable	$182,048,000	$174,352,000
Subordinated Convertible Debentures	$14,990,000	$14,990,000
Loans Payable	$9,884,000	$2,500,000
Total Shareholders’ Equity	$159,350,000	$167,214,000

Eugene W. Landy, President, stated, “Monmouth Real Estate Investment Corporation’s progress continued in the first half of fiscal 2008. We anticipate that the year ending September 30, 2008 will be an excellent year for our REIT.  Our properties are virtually fully leased and our expiring leases are being renewed.  Several of our buildings are being expanded pursuant to new long-term leases.  Our financial results have been adversely impacted by two factors:  Non-cash losses of $2.5 million being booked for stock investments that have declined in price; and $1.2 million in losses taken on derivative positions in U.S. treasuries intended to hedge against rising interest rates.

Net income (loss) applicable to common shareholders for the six months ended March 31, 2008 was a loss of ($0.03) per common share versus income of $0.12 per common share for the six months ended March 31, 2007.  Net cash provided by operating activities

       (continued on next page)

 was $9,858,000 for the six-month period in 2008 versus $6,616,000 in the prior period.  We encourage our shareholders to evaluate our overall progress.  Our progress should not be evaluated by any single number in our financial statement.

Our year-end numbers should better represent our progress.  We anticipate that non-recurring real cash gains may offset non-recurring non-cash losses.  Recurring funds from operations are at satisfactory levels and should remain so.  Not only should there be no further significant securities write-downs in subsequent quarters, but losses taken in the first half may recover if securities prices rise. The companies, in which we invested, with one exception, continue to pay the same dividends.  Our cash generated from operations continues to meet our expectations.  Shareholders are encouraged to read the six-month report in full.  Management’s assessment of results is that, overall, the first half results were very satisfactory.”

Monmouth Real Estate Investment Corporation is a publicly owned real estate investment trust specializing in net-leased industrial property.  Monmouth Real Estate Investment Corporation’s equity portfolio consists of fifty-eight industrial properties and one shopping center located in twenty-six states.  In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. Factors and risks that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Note (1):

 Non-GAAP Information:  Funds from operations (FFO) is defined as net income applicable to common shareholders, excluding gains or losses from sales of depreciable assets, plus real estate-related depreciation and amortization.   FFO per share is defined as FFO divided by weighted average shares outstanding.  FFO and FFO per share should be considered as supplemental measures of operating performance used by real estate investment trusts (REITs).  FFO and FFO per share exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have different cost basis.  The items excluded from FFO and FFO per share are significant components in understanding the Company’s financial performance.

       (continued on next page)

FFO and FFO per share (A) do not represent cash flow from operations as defined by generally accepted accounting principles; (B) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing  activities; and (C) are not alternatives to cash flow as a measure of liquidity.  FFO and FFO per share, as calculated by the Company, may not be comparable to similarly entitled measures reported by other REITs.

The Company’s FFO and FFO per share for the three and six months ended March 31, 2008 and 2007 are calculated as follows:

                          Three Months Ended

             Six Months Ended

	3/31/08	3/31/07	3/31/08	3/31/07

Net Income	$586,000	$1,454,000	$363,000	$2,978,000
Preferred Dividend	(630,000)	(609,000)	(1,261,000)	(609,000)
Depreciation Expense	1,921,000	1,332,000	3,783,000	2,665,000
Depreciation Expense Related to Discontinued Operations	26,000	79,000	54,000	146,000
Amortization of In-Place Lease Intangible Assets	502,000	131,000	1,037,000	250,000
FFO	$2,405,000	$2,387,000	$3,976,000	$5,430,000

The following are the cash flows provided (used) by operating, investing and financing activities for the six months ended March 31, 2008 and 2007:

   Six Months Ended

	2008	2007

Operating Activities	$9,858,000	$6,616,000
Investing Activities	(22,428,000)	(11,536,000)
Financing Activities	7,773,000	13,117,000

       (continued on next page)

The following is the net income per common share for the three and six months ended March 31, 2008 and 2007:

	Three Months Ended		Six Months Ended
	3/31/08	3/31/07	3/31/08	3/31/07

BASIC EARNINGS – PER SHARE
Income from Continuing Operations	$.02	$.07	$.01	$.14
Less: Preferred Dividend	(.03)	(.03)	(.05)	(.03)
Income from Discontinued Operations	-0-	-0-	.01	.01
Net Income Applicable to Common Shareholders - Basic	($.01)	$.04	($.03)	$.12

DILUTED EARNINGS – PER SHARE
Income from Continuing Operations	$.02	$.07	$.01	$.14
Less: Preferred Dividend	(.03)	(.03)	(.05)	(.03)
Income from Discontinued Operations	-0-	-0-	.01	.01
Net Income Applicable to Common Shareholders - Diluted	($.01)	$.04	($.03)	$.12

# # # # #